Exhibit 10.12
Termination Agreement and Release

Between

Coast National Insurance Company ("Coast National")
And
Security National Insurance Company ("Security National")
And
Bristol West Insurance Company ("Bristol West")
And
Bristol West Casualty Insurance Company ("Bristol West Casualty")
And
Chubb Re (Bermuda) Ltd. (formerly Chubb Atlantic Reinsurance Specialists Ltd.) on behalf of Federal Insurance Company ("Subscribing Reinsurer")

WHEREAS, Coast National, Security National, Bristol West and Bristol West Casualty (together the "Company") and the Subscribing Reinsurer entered into an Interests and Liabilities Agreement with an effective date of January 1, 2002 (the "I&L") whereby the Subscribing Reinsurer took a 10% share in the interests and liabilities of the "Reinsurer" as set forth in a Quota Share Reinsurance Agreement issued to Company with an effective date of January 1, 2002 and any amendments thereto (the "Contract");

WHEREAS, the Company commuted the Contract on a cut-off basis effective January 1, 2005.

WHEREAS, the Company and the Subscribing Reinsurer wish to fully and finally settle all obligations and liabilities under the I&L Agreement and the Contract (the I&L Agreement and the Contract attached hereto as Exhibit A);

NOW, THEREFORE, IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO THAT:

1
The Subscribing Reinsurer shall pay to Coast National, on behalf of the Company, the sum of Nineteen Million Six Hundred Seventy Five Thousand Five Hundred Seventy Eight Dollars ($19,675,578) such amount being equal to the profit commission in accordance with Article IX of the Contract. Such payment shall be made by the Subscribing Reinsurer to Coast National no later than January 21, 2005, in accordance with the letter agreement dated July 23, 2004 and attached hereto as Exhibit B.

2
The Company shall accept the sum set forth in Paragraph 1 above as the total amount due in full and final settlement of any and all amounts due from the Subscribing Reinsurer to the Company under the I&L Agreement and the Contract.

3
Effective upon the receipt of payment set forth in Paragraph 1 above, the Company does hereby, on behalf of itself, its successor and assigns, parents, affiliates, subsidiaries release and discharge the Subscribing Reinsurer, its past, present and future directors, officers, employees, consultants, attorneys, agents, administrators, successors, assigns, parents, affiliates, subsidiaries and receivers from any and all past, present and future claims, causes, causes of action, liabilities and obligations arising under or related directly or indirectly to the I&L Agreement and the Contract, whether known or unknown, reported or unreported, and whether currently existing or arising in the future, including but not limited to: any and all past, present and future payment obligations, adjustments, setoffs, actions, omissions, causes of action, suits, debts, sums of money, accounts demands, covenants, controversies, bonds, bills, promises, damages, judgments, claims, costs, expenses, losses, representations and warranties whatsoever related directly or indirectly to the I&L Agreement and the Contract; it being the intention of the parties that this Agreement shall operate as a full and final settlement of the Subscribing Reinsurer's past, current and future liabilities to the Company related to the I&L Agreement and the Contract. The Company acknowledges the aforementioned payment as a complete accord, satisfaction, settlement and commutation of all the Subscribing Reinsurer's liabilities and obligations under the I&L Agreement and the Contract and agrees to indemnify and hold the Subscribing Reinsurer harmless from and against any and all liabilities, costs, damages and expenses, including without limitation, attorney's fees, incurred in connection with any and all claims or actions against the Company or the Subscribing Reinsurer, or either of their successors or assigns, arising out of or related to the I&L Agreement and the Contract.

4
Effective on the same date on which the Company shall release and discharge the Subscribing Reinsurer as provided in Paragraph 3 of this Agreement, the Subscribing Reinsurer shall release and discharge the Company, its past, present and future directors, officers, employees, consultants, attorneys, agents, administrators, successors, assigns and receivers from any and all past, present and future claims, causes, causes of action, liabilities and obligations arising under or related directly or indirectly to the I&L Agreement and the Contract, whether known or unknown, reported or unreported, and whether currently existing or arising in the future, including but not limited to: any and all past, present and future payment obligations, adjustments, setoffs, actions, omissions, causes of action, suits, debts, sums of money, accounts, demands, covenants, controversies, bonds, bills, promises, damages, judgments, claims, costs, expenses, losses representations and warranties whatsoever related directly or indirectly to the I&L Agreement and the Contract; it being the intention of the parties that this Agreement shall operate as a full and final settlement of the Company's past, current and future liabilities to the Subscribing Reinsurer under the I&L Agreement and the Contract.

5
The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon any and all predecessors, successors, affiliates, officers, directors, employees, parents, subsidiaries, stockholders, receivers and assigns of the parties hereto.

6
The parties hereto expressly warrant and represent that the execution of this Agreement is fully authorized by each of them; that the person or persons executing this document have the necessary and appropriate authority to do so; that there are no pending agreements, transactions, or negotiations to which any of them are a party that would render this Agreement or any part hereof, void, voidable, or unenforceable. Each of the Company and the Subscribing Reinsurer agrees to execute and deliver all such documents and agreements and to take such other action as may be reasonably necessary or desirable to effectuate the purpose and intent of this Agreement.

7
This Agreement contains the entire agreement between the parties as respects its subject matter. This Agreement shall neither be modified nor amended, nor any of its provisions waived, except by a written agreement signed by the parties hereto.

8	This Agreement shall be interpreted and governed by the laws of New York.

9
Any party to this Agreement signing on behalf of any affiliates or subsidiaries represents and warrants that it has the authority to do so and by such signing binds such other affiliates or subsidiaries to this agreement.

For and on behalf of	For and on behalf of
Chubb Re (Bermuda) Ltd.	Coast National Insurance Company
on behalf of
Federal Insurance Company

/s/ Martin Vezina	/s/ Jeffrey John Dailey
Name: Martin Vezina	Name: Jeffrey John Dailey
Title: Vice President	Title: President
Date: January 12, 2005	Date: January 10, 2005

For and on behalf of	For and on behalf of
Security National Insurance Company	Bristol West Insurance Company

/s/ Simon John Noonan	/s/ Jeffrey John Dailey
Name: Simon John Noonan	Name: Jeffrey John Dailey
Title: President	Title: Vice President
Date: January 10, 2005	Date: January 10, 2005

For and on behalf of
Bristol West Casualty Insurance Company

/s/ Jeffrey John Dailey
Name: Jeffrey John Dailey
Title: Vice President
Date: January 10, 2005

Exhibit A (incorporated by reference to Exhibit 10.2 of Registrant's Registration Statement (File No. 333-111259) on Form S-1

Exhibit B

July 23, 2004

Alexis Oster
Bristol West Insurance Group
6150 Oak Tree Boulevard, Suite 400
Independence, OH 44131

Dear Alexis:

Reference is made to the Quota Share Reinsurance Agreement effective as of January 1, 2002, by and among Coast National Insurance Company, Security National Insurance Company, Bristol West Insurance Company, Bristol West Casualty Insurance Company and Chubb Re (Bermuda) Ltd., as amended to the date hereof (the "Quota Share Agreement"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Quota Share Agreement.

Notwithstanding any provision in Article IX of the Quota Share Agreement to the contrary, Chubb Re (Bermuda) Ltd. hereby agrees to pay to the Company the Profit Commission described in such Article IX not later than January 21, 2005, provided that the parties to the Quota Share Agreement have executed a commutation agreement in form and substance acceptable to such parties, and all conditions to effectiveness set forth therein have been satisfied, on or before January 7, 2005; provided, further, that any such commutation agreement shall be deemed effective as of January 1, 2005.

The execution, delivery and performance of this letter agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Chubb Re (Bermuda) Ltd. under the Quota Share Agreement.

Chubb Re (Bermuda) Ltd. (formerly Chubb Atlantic Reinsurance Specialists Ltd.)
On behalf of Federal Insurance Company
Martin Vezina
Vice-President
S/O/F

COAST NATIONAL INSURANCE COMPANY
Alexis S. Oster
Corporate Counsel
August 13, 2004
S/O/F

SECURITY NATIONAL INSURANCE COMPANY
Alexis S. Oster
Corporate Counsel
August 13, 2004
S/O/F

BRISTOL WEST INSURANCE COMPANY
Alexis S. Oster
Corporate Counsel
August 13, 2004
S/O/F

BRISTOL WEST CASUALTY INSURANCE COMPANY
Alexis S. Oster
Corporate Counsel
August 13, 2004
S/O/F